                                              BLACKROCK GLOBAL ALLOCATION FUND, Inc.

           FILE #811-5576

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
05/18/2006	Darwin Professional Underwriters	5,217,392	121,800	Merrill Lynch, Credit Suisse, Dowling & Partners Sec, Cochran Caronia Walker, Keefe, Bruyette & Woods